UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

11/13/06

WILSON BROTHERS USA, INC.
(Exact name of registrant as specified in its charter)

Illinois	000-51095	56-1574463
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification number)

1072 U.S. Highway 175
Kaufman, Texas 75142
(Address of principal executive offices)

Registrant’s telephone number, including area code (972) 962-5484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On October 20, 2006, Wilson Brothers USA, Inc. (the “Company”) received a written resignation of the Company’s principal independent accountant, Pratt-Thomas & Gumb, CPAs (“Pratt-Thomas”).

Due to financial constraints, the Company was previously unable to fulfill its payment obligations owed to Pratt-Thomas. Pratt-Thomas did not completed its audit or render its opinion for the year ended December 31, 2004. As a consequence, the Company has not filed Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2004 and December 31, 2005.

To date, there have been no disagreements with Pratt-Thomas on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of Pratt-Thomas, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report.

The Company is in the process of searching for a new principal independent accountant. A Form 8-K will be filed when a new principal independent accountant is engaged.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 3, 2006, Michael A. Hicks resigned as a member of the board of directors. There was no known disagreement with Mr. Hicks on any matter relating to the Company’s operations, policies or practices.

In addition, effective August 31, 2006, James R. Emmons, resigned as Chief Accounting Officer. The Company expects to search for a new Chief Accounting Officer. A Form 8-K will be filed when a Chief Accounting Officer is hired.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON BROTHERS USA, INC.

Date: November 14, 2006	By:	/s/ John Sanford
John Sanford
Chief Executive Officer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

[16.01	Letter from Pratt-Thomas & Gumb, CPAs to the Securities Exchange Commission Confirming Accuracy of Information Provided under Item 4.01 of this Current Report.]